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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2004

STAR BUFFET, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23099	84-1430786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lawndale Drive, Salt Lake City, Utah		84115
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 463-5500

Item 5. Other Events and Regulation FD Disclosure.

        On February 20, 2004, Star Buffet, Inc. issued a press release announcing that its Board of Directors declared the Company's initial annual dividend and also declared a special dividend. Both the annual and special dividends are payable on June 1, 2004 to shareholders of record on May 7, 2004. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

Exhibit
99.1	Press Release, dated February 20, 2004, issued by Star Buffet, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR BUFFET, INC.
February 20, 2004	By:	/s/ ROBERT E. WHEATON Robert E. Wheaton President, Chief Executive Officer and Chairman

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 20, 2004.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX